UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2023, Aspen Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with JGB Management Inc., (“JGB") pursuant to which that day the Company sold to JGB a total of approximately $12.4 million in the aggregate principle amount of 15% Senior Secured Debentures (“Debentures”) and five-year warrants to purchase a total of 2,214,114 shares of its common stock at an exercise price of $0.01 per share (the “Warrants”), for total gross proceeds of approximately $11 million, representing an 11% original issue discount on the Debentures, before deducting offering fees and expenses. Approximately $5 million of the proceeds from the offering were used to repay the outstanding borrowings under the Company’s prior credit facility dated November 5, 2018, and after paying fees and expenses associated with this offering, the remaining proceeds will be used for working capital needs. The Company also reimbursed the investors for certain expenses incurred in connection with the offering totaling $90,000.

The 2023 Debentures bear cash interest from May 12, 2023 at an annual rate of 15% payable monthly. The Debentures will mature on May 12, 2026 unless earlier redeemed. The Debentures are subject to monthly redemptions beginning in November 2023. The Company may prepay the Debentures after one year, or any time after May 12, 2024 at a 105% premium. The interest rate on the Debentures is subject to increase to 20% upon the occurrence of an event of default.

The obligations under the Debentures are secured by the assets of the Company pursuant to a Security Agreement, and are guaranteed by the Company’s subsidiaries pursuant to a Subsidiary Guarantee.

The investors also received Warrants, which have a five-year term and contain anti-dilution protection. The warrants are subject to a 4.99% beneficial ownership limitation, subject to potential increase to up to 9.99% with 61 days’ notice.

The Debentures contain affirmative and negative covenants, including affirmative covenants which require the Company to maintain $2 million of restricted cash; maintain at least $20 million of accounts receivable, and maintain enumerated quarterly revenue and quarterly Adjusted EBITDA amounts, among other requirements.

In connection with the Debentures, the holders of Convertible Promissory Notes previously issued by the Company on March 14, 2022 agreed to subordinate their security interests therein to the security interests granted to the holders of the Debentures pursuant to a Subordination Agreement with each such holder.

The foregoing descriptions of the Securities Purchase Agreement, Debentures, Warrants, Security Agreement, Subsidiary Guarantee and Subordination Agreements do not purport to be complete and are qualified in their entirety by the full text of each such document, forms of which are filed as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Debentures set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information with respect to the Debentures and the Warrants set forth in Item 1.01 above is incorporated by reference in this Item 3.02. The transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On May 16, 2023, the Company issued a press release announcing the transaction described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, or the Exchange Act.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit		Incorporated by Reference			Filed or Furnished
#	Exhibit Description	Form	Date	Number	Herewith
10.1	Securities Purchase Agreement*				Filed
10.2	Form of 15% Original Issue Discount Senior Secured Debenture*				Filed
10.3	Form of Warrant*				Filed
10.4	Security Agreement*				Filed
10.5	Subsidiary Guarantee*				Filed
10.6	Form of Subordination Agreement*				Filed
99.1	Press Release date May 16, 2023				Furnished
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

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* Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: May 16, 2023	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer